Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 14, 2021 with respect to the combined financial statements of Enviva Pellets Lucedale, LLC, Enviva Port of Pascagoula, LLC, and Enviva Development Finance Company, LLC included in the Current Report on Form 8-K/A of Enviva Partners, LP dated September 2, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

January 3, 2022